EXECUTION VERSION

ISSUE DATE SUPPLEMENTAL INDENTURE
This FIRST SUPPLEMENTAL INDENTURE, dated as of August 4, 2020 (this “Issue Date Supplemental Indenture”), is entered into by and among GPC Merger Sub Inc, a Delaware corporation (“Merger Sub”), Graham Packaging Company Inc., a Delaware corporation (“GPC” or the “Company”), the other parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”) and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, Merger Sub and the Trustee have heretofore executed and delivered an indenture, dated as of August 4, 2020 (the “Initial Indenture” and, together with this Issue Date Supplemental Indenture, and as further amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of $510,000,000 aggregate principal amount of 7.125% Senior Notes due 2028 (the “Notes”);
WHEREAS, the parties hereto desire to enter into this Issue Date Supplemental Indenture to (x) evidence the assumption by GPC of all of the obligations of Merger Sub under the Initial Indenture and the Notes and (y) provide for the unconditional guarantee by each of the Guaranteeing Subsidiaries, on a joint and several basis, of all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);
WHEREAS, pursuant to Section 9.1 of the Initial Indenture, the Trustee, Merger Sub, GPC and the Guaranteeing Subsidiaries are authorized to execute and deliver this Issue Date Supplemental Indenture to amend or supplement the Initial Indenture without the consent of holders of the Notes;
WHEREAS, each of Merger Sub, GPC and the each Guaranteeing Subsidiary has been duly authorized to enter into this Issue Date Supplemental Indenture; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Issue Date Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
DEFINITIONS

Section 1.1. Defined Terms. As used in this Issue Date Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Issue Date Supplemental Indenture refer to this Issue Date Supplemental Indenture as a whole and not to any particular Section hereof.
ARTICLE II
ASSUMPTION AND AGREEMENTS

Section 2.1. Assumption of Obligations. GPC hereby assumes, as of the date hereof, and agrees to be bound by and to be liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations of the Company, the Issuer and/or Merger Sub under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Company, the Issuer and/or Merger Sub under the Notes and the Indenture (the “GPC Assumption”). The parties acknowledge and agree that, as a result

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of the GPC Assumption, Merger Sub is hereby automatically and unconditionally released from its obligations under the Notes and the Indenture.
ARTICLE III
AGREEMENT TO BE BOUND, NOTE GUARANTEE

Section 3.1. Agreement to be Bound. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 3.2. Note Guarantee. Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis. This Note Guarantee shall be released in accordance with Section 10.2 of the Indenture.
ARTICLE IV
MISCELLANEOUS

Section 4.1. Notices. All notices and other communications to GPC and the Guarantors shall be given as provided in the Indenture to the Issuer and the Guarantors.
Section 4.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Issue Date Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 4.3. Severability. In case any provision in this Issue Date Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 4.4. Execution and Delivery. (a) GPC agrees that its assumption of all of the payment obligations under the Notes and the Indenture as provided above shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of such payment obligations under the Notes and the Indenture on the Notes.
(b) Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

Section 4.5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of GPC or any Guaranteeing Subsidiary, as such (other than the Company and the Guarantors) shall have any liability for any obligations of GPC or the Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Issue Date Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantee.

Section 4.6. Governing Law. This Issue Date Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.7. Counterparts. The parties may sign any number of copies of this Issue Date Supplemental Indenture. Any signature to this Issue Date Supplemental Indenture may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New

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York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law; provided that notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. For the avoidance of doubt, the foregoing also applies to any amendment hereto. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Issue Date Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

Section 4.8. Headings. The headings of the Articles and the Sections in this Issue Date Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Issue Date Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 4.10. Benefits Acknowledged. (a) GPC’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture. GPC acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Issue Date Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by it pursuant to this Issue Date Supplemental Indenture are knowingly made in contemplation of such benefits.

(b) Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Issue Date Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

Section 4.11. Successors. All agreements of the Issuer and the Guaranteeing Subsidiaries in this Issue Date Supplemental Indenture shall bind their Successors, except as otherwise provided in this Issue Date Supplemental Indenture. All agreements of the Trustee in this Issue Date Supplemental Indenture shall bind its successors.

Section 4.12. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Issue Date Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Issue Date Supplemental Indenture to be duly executed, all as of the date first above written.

GPC MERGER SUB INC.,

By:    /s/ Carl John Getz
    Name: Carl John Getz
    Title: President

GRAHAM PACKAGING COMPANY INC.,

By:    /s/ Tracee Auld
    Name: Tracee Auld
    Title: Secretary
GPC Opco GP LLC
GPC US LLC
Graham Packaging Company, L.P.
By: GPC OPCO GP LLC, its
general partner
Graham Packaging Holdings Company
By: Graham Packaging Company Inc., its     general partner
Graham Packaging PET Technologies Inc. Graham Packaging Plastics Products LLC as Guarantors

By:    /s/ Tracee Auld
    Name: Tracee Auld
    Title: Secretary

[Signature Page to Issue Date Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:    /s/ Quinton M. DePompolo
    Name: Quinton M. DePompolo
    Title: Banking Officer

[Signature Page to Issue Date Supplemental Indenture]